Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

Clean Diesel Technologies, Inc.'s subsidiary as of December 31, 2006 is listed below.


                                                                  Common
                                        Jurisdiction of           Equity
Name                             Incorporation or Organization   Ownership
----                             -----------------------------   ---------

Clean Diesel International, LLC            Connecticut              100%